EXHIBIT 99-b


               [FORM OF INSTRUCTIONS ACCOMPANYING SBC PROXY CARD]

Submit your proxy by mail or telephone.

Dear SBC Shareowner:

You can now submit your proxy with voting instructions either by telephone or by completing the proxy below and returning it in the enclosed postage paid envelope. To submit your proxy with voting instructions by telephone, call 1-800-_______ (only available in the United States) to authorize the proxies indicated below to vote your shares as if you marked and returned your proxy card. You will be asked to enter a control number which is located below in the box marked "CONTROL NUMBER". You will then hear these instructions:

OPTION #1: To have your shares voted as the Board of Directors recommends on ALL matters, which is FOR the issuance of shares of SBC Common Stock and FOR the Bylaw Amendment, both of which are described in the proxy card you received, press 1 now.

OPTION #2: If you choose to provide voting directions on each item separately, press 0 now.

     Item 1--Issuance of shares of SBC Common Stock: To have your shares voted FOR this proposal, press 1; AGAINST, press 9; ABSTAIN, press 0.

     Item 2--The Bylaw Amendment: To have your shares voted FOR this proposal, press 1; AGAINST, press 9; ABSTAIN, press 0.

AFTER YOU SUBMIT YOUR VOTING INSTRUCTIONS, YOUR CHOICES WILL BE REPEATED BACK TO YOU. AFTER REVIEWING YOUR CHOICES, PRESS 1 TO CONFIRM YOUR VOTING INSTRUCTIONS.

     If you submit your voting instructions by telephone there is no need for you to mail back your proxy. THANK YOU FOR VOTING!

     CONTROL NUMBER ________________

     Call ** Toll  Free  ** on a U.S.  Touch  Tone  Telephone  1-800-________  -
     Anytime

     There is NO CHARGE to you for this call.


           [FORM OF DIRECTIONS TO MEETING ACCOMPANYING SBC PROXY CARD]
                       [GRAPHIC - MAP OF SAN ANTONIO AREA]

The Alzafar Shrine Temple is located at 901 North Loop 1604 West in San Antonio, on the west-bound frontage road between the Stone Oak Parkway and Blanco Road exits.

                                Admission Ticket
                             SBC Communications Inc.
                          Annual Meeting of Shareowners
                                 April 24, 1998
                              Alzafar Shrine Temple
                            901 North Loop 1604 West
                            San Antonio, Texas 78216

          DETACH PROXY CARD HERE IF YOU ARE NOT SUBMITTING YOUR PROXY
                     WITH VOTING INSTRUCTIONS BY TELEPHONE

                        [FORM OF FACE OF SBC PROXY CARD]

                                   [SBC LOGO]

Your Directors recommend a vote "for" the Director proposals 1 and 2.

     1. Issuance of shares

      [_]    FOR               [_]     AGAINST             [_]    ABSTAIN

     2. Bylaw Amendment

      [_]    FOR               [_]     AGAINST             [_]    ABSTAIN

COMMENTS: If you have noted either an Address Change or Comments on the other side of this cord, mark here. [_]

Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.


SIGNATURE(S):
                                        Voting  instructions  MUST be  indicated
----------------------------------      (X) in Black or Blue ink|X| Please Sign,
                                        Date and Return the Proxy Card  Promptly
----------------------------------      Using the Enclosed Envelope.
DATE


                       [FORM OF REVERSE OF SBC PROXY CARD]


[SBC LOGO] SBC Communications Inc.                 PROXY/VOTING INSTRUCTION CARD


This proxy is solicited on behalf of the Board of Directors for the Special Meeting on [date], 1998.

The undersigned hereby appoints the following persons proxies, with full power of substitution, to vote all common shares of the undersigned in SBC Communications Inc. at the Special Meeting to be held on [date], 1998, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Joint Proxy Statement/Prospectus furnished herewith, in accordance with the directions indicated on the reverse side of this card or through the telephone proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Directors' recommendations provided on the reverse side of this card. (If you make any changes to this paragraph, you must mark the box for "Comments" on the reverse side of this card in order to process your request.)

The Board of Directors recommends a vote "for" each of the Director proposals listed as the reverse side of this card.

Please sign on the reverse side of this card and return promptly to [address]; or, if you choose, you can submit your proxy by calling 1-800-___-____. If you do not sign and return a proxy, submit your proxy by telephone, or attend the Special Meeting and vote by ballot, your shares cannot be voted.

This proxy card or your telephone proxy will constitute voting instructions to the plan administrator or trustee for shares held in SBC's Direct Stock Purchase and Reinvestment Plan (formerly the Dividend Reinvestment Plan) or in any of the following SBC employee benefit plans: the PAYSOP, the

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


Savings Plan, the Savings and Security Plan, the Pacific Telesis Group ("PTG") Supplemental Retirement and Savings Plan for Salaried Employees, the PTG Supplemental Retirement and Savings Plan for Non-Salaried Employees, and the PTG PAYSOP. If proxy cards or telephone proxies representing shares in the foregoing employee benefit plans are not received, those shares will be voted with respect to each Plan in the same proportion as the shares for which voting instructions are received from other participants.



                                                SBC COMMUNICATIONS INC.
                                                P.O. BOX 1138
                                                NEWARK, N.J. 07101-9758






General comments:

--------------------------------------------------------------------------------
(IF YOU HAVE WRITTEN IN THE ABOVE SPACE, PLEASE MARK THE BOX FOR "COMMENTS" ON THE REVERSE SIDE OF THIS CARD SO THAT YOUR COMMENTS CAN BE DIRECTED TO THE APPROPRIATED GROUP FOR REVIEW.) (Continued, and please sign on reverse side.)


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